Exhibit 99.1

Eagle Pharmaceuticals J.P. Morgan Healthcare Conference 2020 Scott Tarriff , CEO NASDAQ: EGRX Exhibit 99.1

Forward Looking Statements This presentation contains forward - looking information within the meaning of the Private Securities Litigation Reform Act of 1995 , as amended, and other securities laws . Forward - looking statements are statements that are not historical facts . Words such as “will,” “underway,” “allow,” “expect( ed ),” “pursuing,” “may,” “would,” “addressing,” “creating,” “intends,” “anticipate(s),” “plan,” “partner,” “could,” “enables,” “potential( ly ),” and similar expressions are intended to identify forward - looking statements . These statements include, but are not limited to, statements regarding future events such as : the continued commercial performance of our marketed products, including but not limited to BENDEKA, which is marketed by our partner Teva , and RYANODEX, which we market ourselves, as well as our ability to replicate our marketing successes for our other product candidates such as RYANODEX for other indications, PEMFEXY, or our fulvestrant candidate, either through joint or direct marketing efforts ; Eagle's ability to advance RYANODEX in the treatment of Acute Radiation Syndrome, Nerve Agent Exposure, Exertional Heat Stroke, Traumatic Brain Injury and Alzheimer’s Disease, achieve FDA approval for RYANODEX in such indications and successfully launch and commercialize RYANODEX for such indications ; the success of the resubmission in addressing the Complete Response Letter issued with respect to RYANODEX for EHS ; the contribution of the RYANODEX portfolio to our growth ; the outcome of the review by the U . S . Department of Justice and the Federal Trade Commission of the settlement agreement with Eli Lilly with respect to PEMFEXY ; anticipated timing of final approval of the PEMFEXY NDA by the FDA, if at all ; the timing of Eagle's PEMFEXY launch ; the success, if any, of Eagle's marketing and sales efforts regarding PEMFEXY ; Eagle's plans and ability to successfully develop and commercialize its fulvestrant product candidate ; the success of the pilot study and the expected registration clinical trial for fulvestrant , including the timing of such study and trial ; the efficacy of Eagle's fulvestrant product candidate, including the ability to achieve a greater level of estrogen receptor inhibition ; whether Eagle's management and/or board of directors will be effective in managing Eagle's business, future growth and market protection, including with respect to BENDEKA ; the ability of the BENDEKA and BELRAPZO franchise to remain profitable ; the outcome of litigation with respect to VASOPRESSIN ; the ability of the Company to successfully develop a new chemical entity related to dantrolene ; the success of the collaboration between Eagle and Tyme Technologies ; the potential of SM - 88 as a therapeutic drug ; Eagle’s ability to successfully comply with FDA and other governmental regulations applicable to manufacturing facilities, products and businesses ; the strength of our cash position and the ability to optimize the deployment of capital and take advantage of market opportunities ; the continued year over year growth of our revenue, EBITDA, adjusted non - GAAP earnings per share and profit margins ; the advancement of any of our other product candidates through the development process including FDA approval and the ability of any such products to have commercial success and to access significant new markets ; and the anticipated outcome of the stock repurchase program, including the accelerated share repurchase . All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward - looking information and statements . Such risks include, but are not limited to : whether the FDA will ultimately approve our product candidates for the indications that we are targeting ; our relationships with our partners, including the United States Army Medical Research Institute of Chemical Defense, the University of Pennsylvania, Teva , Tyme and NorthShore University HealthSystem ; the market opportunity for our product candidates ; whether we can continue to make progress with the development of our product candidates ; fluctuations in the trading column and market price of shares of our common stock ; difficulties or delays in manufacturing ; the availability and pricing of third party sourced products and materials ; the outcome of litigation involving any of our products or product candidates or that may have an impact on any of our products or product candidates ; the strength and enforceability of our intellectual property rights or the rights of third parties ; competition from other pharmaceutical and biotechnology companies ; the timing of product launches ; the risks inherent in the early stages of drug development and in conducting pre - clinical studies and clinical trials ; management's determination of alternative needs and uses of our cash resources ; the impact of general economic, industry, or political conditions in the United States or internationally ; the performance of financial markets, the fluctuation of interest rates ; and other factors that are discussed in our Annual Report on Form 10 - K for the year ended December 31 , 2018 , our Quarterly Reports on Form 10 - Q, and our other filings with the U . S . Securities and Exchange Commission . Readers are cautioned not to place undue reliance on these forward - looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward - looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non - occurrence of any events . 2 © 2020 Eagle Pharmaceuticals, Inc. All rights reserved

Non-GAAP Financial Performance Measures

In addition to financial information prepared in accordance with U.S. GAAP, this presentation also contains adjusted non-GAAP net income, adjusted non-GAAP earnings per share and adjusted non-GAAP EBITDA attributable to the Company. As required by Regulation G, the Company has provided reconciliations of those measures to their most directly comparable GAAP measures, which is available in the Appendix slides to this presentation. See such reconciliations and the disclosure below for explanations of the amounts excluded and included to arrive at adjusted non-GAAP net income and adjusted non-GAAP earnings per share amounts for the twelve months ended December 31, 2018, 2017, 2016 and 2015, and adjusted non-GAAP EBITDA amounts, for the twelve months ended September 30, 2019 and December 31, 2018, 2017, 2016 and 2015, respectively. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Adjusted non-GAAP net income excludes share-based compensation expense, depreciation, amortization of acquired intangible assets, changes in fair value of contingent consideration, gain on sale of asset, debt issuance costs, restructuring charges, severance, expense of acquired in-process research and development, asset impairment charge, legal settlement, non-cash interest expense and tax adjustments. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company's business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company's baseline performance before items that are considered by the Company not to be reflective of the Company's ongoing results.

These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

EAGLE PHARMACEUTICALS
© 2020 Eagle Pharmaceuticals, Inc. All rights reserved
3

Eagle Pharmaceuticals Snapshot Committed to developing innovative medicines that result in meaningful improvements in patients’ lives Fully integrated R&D, clinical, manufacturing and commercial Pipeline at near - term inflection point CNS/metabolic critical care and oncology focus Profitable with foundation for continued long - term growth 4 © 2020 Eagle Pharmaceuticals, Inc. All rights reserved

Focus on underserved therapeutic areas Manufacturing & quality Commercial capabilities Complementary scientific & research partnerships Strong internal preclinical and clinical capabilities State - of - the - art R&D lab in Cambridge Fully Integrated Pharmaceutical Company Established infrastructure with a significant near - term pipeline 5 © 2020 Eagle Pharmaceuticals, Inc. All rights reserved

Strong Foundation for Potential Long - Term Growth Sustainable Profitability: $250mm* in cash flow from operations (2015 – 9 months YTD 2019) Highly Efficient Business Model: Invested $200mm (21%+ of revenue) in R&D since 2013 Successful Capital Reinvestment: $172mm repurchased since August 2016; only 13.7mm basic shares outstanding Robust Balance Sheet: No net debt and flexibility to actively deploy capital for opportunities 6 © 2020 Eagle Pharmaceuticals, Inc. All rights reserved * Excluding receivables build

Financial Performance Highly profitable since 2014 IPO; durable cash flow; no net debt $45 $50 $38 $0 $7 $64 $96 $71 $5 $69 $71 $65 $0.41 $2.79 $4.34 $3.87 2015 2016 2017 2018 (US$MM, except per share data) Milestone & Licensing Revenues EBITDA Cash Flow From Operations Non-GAAP EPS 7 © 2020 Eagle Pharmaceuticals, Inc. All rights reserved

Culmination of Effort

- **12/10/19** — Announced intention to refile RYANODEX NDA for exertional heat stroke shortly
- **12/12/19** — Completed enrollment in fulvestrant (EA-114) pilot study
- **12/13/19** — Granted orphan drug designation for RYANODEX for the treatment of organophosphate exposure (nerve agents)
- **12/13/19** — Settlement agreement with Eli Lilly for PEMFEXY
- **1/6/20** — NorthShore University HealthSystem agreement to study dantrolene sodium for TBI/ concussion in in animal models
- **1/7/20** — TYME Technologies agreement for stock purchase and co-promotion of SM-88 for pancreatic cancer
- **1/9/20** — Refiled RYANODEX NDA for exertional heat stroke
- **1/13/20** — Announced collaboration with UPenn for the development of RYANODEX for potential treatment of Alzheimer's disease

EAGLE PHARMACEUTICALS
© 2020 Eagle Pharmaceuticals, Inc. All rights reserved
8

10 Projects - Potential for 5 Launches in the Next 3 Years

	Product	Indication	Potential Market Advantage	Development Stage	In-House/Partnership
CNS/METABOLIC CRITICAL CARE	RYANODEX*	1. Exertional Heat Stroke (EHS)	First in class	Phase 3 complete; refiled	EAGLE (in-house)
		2. Nerve Agent (NA) Exposure	First in class	Commencing second species animal study under FDA Animal Rule	United States Army Medical Research Institute of Chemical Defense
		3. Acute Radiation Syndrome (ARS)	First in class	Completed POC study; entering first of two registration animal studies under FDA Animal Rule	EAGLE (in-house)
		4. Traumatic Brain Injury (TBI)/ Concussion	First in class	Preclinical animal study in progress	NorthShore University HealthSystem Dr. Julian Bailes
		5. Alzheimer's Disease (AD)	First in class	Completed preclinical animal study	University of Pennsylvania
	EA-111	6. NCE related to dantrolene	First in class	Preclinical and toxicology studies in progress	EAGLE (in-house)
	VASOPRESSIN*	7. Increase blood pressure during vasodilatory shock	First to file†	Patent litigation trial set for May 18, 2020	EAGLE (in-house)
ONCOLOGY	SM-88	8. Pancreatic Cancer (multiple indications)	First in class	Pivotal studies underway	TYME Technologies
	EA -114 (fulvestrant)	9. HR+ Advanced Breast Cancer (BC)	Best in class	Pilot study initiated; registration trial expected second half of 2020	EAGLE (in-house)
	PEMFEXY* (liquid injection)	10. Nonsquamous Non-Small Cell Lung Cancer (NSCLC) – malignant pleural mesothelioma	First to market	Tentative approval granted; final approval anticipated Q1 2020; Q1 2022 launch	EAGLE (in-house)

* Royalty obligation † First to file ANDA referencing VASOSTRICT; submission accepted for filing by FDA April 2019

9

CNS/Metabolic Critical Care Pipeline Opportunities 10

RYANODEX® (dantrolene sodium) injectable suspension Currently indicated for the treatment of malignant hyperthermia (MH) in conjunction with appropriate supportive measures, and for the prevention of MH in patients at high risk • Approved July 2014 • Launched August 2014 Breakthrough formulation © 2020 Eagle Pharmaceuticals, Inc. All rights reserved 11

RYANODEX: Building a Successful Franchise New indications under development Nine U.S. patents issued to date, expiring between 2022 and 2025 FDA - Approved for Malignant Hyperthermia (MH) Exertional Heat Stroke (EHS) Nerve Agent (NA) Exposure Acute Radiation Syndrome (ARS) Alzheimer’s Disease (AD) Traumatic Brain Injury/ Concussion (TBI) © 2020 Eagle Pharmaceuticals, Inc. All rights reserved 12

© 2020 Eagle Pharmaceuticals, Inc. All rights reserved 13 Mechanism of action

RYANODEX Potential in Traumatic Brain Injury (TBI)/Concussion



Currently there is no FDA-approved drug to treat TBI/concussion, which is estimated to affect 69 million people worldwide[1]

The CDC estimates that in 2014, there were nearly 2.8 million TBI-related emergency department visits in the U.S, some of which resulted in long-term harm or death. Up to 1/3 of cases occurred in children[2]

Eagle's recently announced research partnership with NorthShore University HealthSystem

- Focused on studying dantrolene sodium for TBI/concussion in animal models to determine if it can help halt or repair the harm caused by these traumas

NorthShore University HealthSystem

1. Dewan, MC, et al. Estimating the global incidence of traumatic brain injury. J. Neurosurg. 2018;(130): 1–18. doi: 10.3171/2017.10.
2. Centers for Disease Control and Prevention (CDC). Surveillance Report of Traumatic Brain Injury-related Emergency Department Visits, Hospitalizations, and Deaths—United States, 2014. CDC, U.S. Department of Health and Human Services. 2019. Accessed at https://www.cdc.gov/traumaticbraininjury/pdf/TBI-Surveillance-Report-FINAL_508.pdf.

EAGLE PHARMACEUTICALS
© 2020 Eagle Pharmaceuticals, Inc. All rights reserved
14

RYANODEX Potential in Alzheimer’s Disease A completely novel approach to the disease Eagle and UPenn concluded that calcium dysregulation may play a unique role in Alzheimer’s • Results from a proof - of - concept preclinical study presented at the July 2019 Alzheimer’s Association International Conference showed that intranasal administration of dantrolene sodium provided therapeutic effects on memory and cognition in a mouse model of Alzheimer’s Alzheimer’s Disease is one of the greatest medical challenges of our time , with limited treatment options. It is the most common form of dementia and fifth - leading cause of death 1 affecting more than 30 million people worldwide 2 © 2020 Eagle Pharmaceuticals, Inc. All rights reserved 15 1. World Health Organization. Global Health Estimates 2016: Disease burden by Cause, Age, Sex, by Country and by Region, 2000 - 20 16. 2018. 2. World Health Organization. Dementia. Sept 19, 2019. Accessed at https://www.who.int/news - room/fact - sheets/detail/dementia

Promising Progress in Research on Dantrolene for Alzheimer’s Disease (AD) 16 © 2020 Eagle Pharmaceuticals, Inc. All rights reserved • Using dantrolene to treat Alzheimer’s is unique • Intranasal dantrolene achieved greater passage across the blood brain barrier and higher brain concentrations compared to other routes of administration • We conducted a recent animal study demonstrating: • A novel route of administration: • Greater passage of dantrolene across the blood brain barrier • Higher brain concentrations of dantrolene • A disease modifying effect: • Significantly improved memory • Significantly improved cognition • No significant side effects were detected in mortality, olfaction, motor or liver functions • Results were pronounced, especially after the start of amyloid accumulation and cognitive dysfunction

RYANODEX for Exertional Heat Stroke (EHS) Currently there is no FDA - approved drug for EHS, and efficient body cooling is not always available Eagle returned to the Hajj in 2019 and enrolled additional EHS patients in its novel controlled clinical study We have now completed two clinical trials, have collected additional data and submitted it for FDA review If approved, RYANODEX would be the first and only drug treatment for this rare and life - threatening condition Refiled NDA with FDA for EHS January 2020 © 2020 Eagle Pharmaceuticals, Inc. All rights reserved 17

RYANODEX Potential for Nerve Agent (NA) Exposure First - of - its kind neuroprotective treatment for the amelioration of brain damage due to nerve agent exposure and, if approved, may receive Orphan Drug Exclusivity (ODE) for organophosphate exposure Nerve agents are the most toxic of the known chemical warfare agents Rapid treatment with available agents decreases risk of mortality but does not ameliorate risk of brain damage. NA survivors may experience permanent neurologic damage and death Agreement with the United States Army Medical Research Institute of Chemical Defense (USAMRICD) to evaluate the neuroprotective effects of RYANODEX in an accepted NA model Results of study conducted with USAMRICD demonstrated a statistically significant reduction in brain damage secondary to NA exposure in RYANODEX - treated animals, compared with controls ( p value ≤0.04) © 2020 Eagle Pharmaceuticals, Inc. All rights reserved 18

RYANODEX Potential in Acute Radiation Syndrome Exploring investigational indication for RYANODEX for treatment of hematopoietic syndrome in individuals exposed to high doses of radiation, such as nuclear power plant leakage or nuclear weapons In a proof - of - concept (POC) study in a Total - Body Irradiation Animal Model, the RYANODEX treatment group had overall less mortality post - treatment than nontreated animals Indication is likely to be developed under FDA’s Animal Rule This could potentially apply to certain cancer patients undergoing radiation therapy; additional research opportunity Next, Eagle will conduct a GLP study in a validated animal model Acute Radiation Syndrome (ARS), or radiation sickness, is a serious illness that can happen when a person is exposed to very high levels of radiation, usually over a short period of time © 2020 Eagle Pharmaceuticals, Inc. All rights reserved 19

© 2020 Eagle Pharmaceuticals, Inc. All rights reserved 20

EA - 111 (New Chemical Entity) © 2020 Eagle Pharmaceuticals, Inc. All rights reserved 21 Significant benefits of an intramuscular (IM) formulation • EA - 111 would allow for easier and more rapid administration in emergency situations (military and civilian) • Enables point - of - care administration to patients in need • Eliminates IV - infusion Developing the next generation of ryanodine receptor antagonists 21

Vasopressin • Indicated to increase blood pressure in adults with vasodilatory shock (e.g., post - cardiotomy or sepsis) who remain hypotensive despite fluids and catecholamines • Generic version of Par Sterile Products, LLC (an Endo International plc company) original VASOSTRICT® • $506 million in brand sales LTM • Eagle is first - to - file an ANDA referencing VASOSTRICT; submission accepted for filing by FDA March 2018 © 2020 Eagle Pharmaceuticals, Inc. All rights reserved 22 22

Oncology Pipeline Opportunities 23

EA-114: Our Fulvestrant Product Candidate for HR+ Advanced Breast Cancer



Impact of Advanced Breast Cancer

- ~75% of breast cancers are HR+[1]
- ~30% of patients first diagnosed with early-stage disease eventually develop metastatic disease[2]
- 27% five-year survival for patients in U.S. with metastatic breast cancer[3]

An Unmet Need

- Eagle's 600-subject PK trial yielded ~18,000 data points, which we mined for insights
- For fulvestrant to work, it needs to bind to and block the estrogen receptor (ER)
- Not everyone treated with fulvestrant achieves the desired result – a substantial number of women with advanced HR+ breast cancer receiving standard treatment experience early disease progression
- Currently, low ER inhibition is an important factor resulting in suboptimal treatment, which may lead to faster progression of the disease
- Our research suggests Eagle has a better approach

1. Keen JC, Davidson NE. The biology of breast carcinoma. Cancer 2003;97:825-33. DOI: 10.1002/cncr.11126 2. Zhao H, et al. Incidence and prognostic factors of patients with synchronous liver metastases upon initial diagnosis of breast cancer: a population-based study. Dove Press. 27 September 2018. DOI https://doi.org/10.2147/CMAR.S178395. 3. Howlader N, et al (eds). SEER Cancer Statistics Review, 1975-2016, National Cancer Institute, Bethesda, MD, https://seer.cancer. gov/csr/1975_2016/, based on November 2018 SEER data submission, posted to the SEER website, April 2019.

EAGLE PHARMACEUTICALS
© 2020 Eagle Pharmaceuticals, Inc. All rights reserved
24

Fulvestrant competitively inhibits estrogen - stimulated cell division by binding to the estrogen receptor © 2020 Eagle Pharmaceuticals, Inc. All rights reserved 25

26 © 2020 Eagle Pharmaceuticals, Inc. All rights reserved EA - 114 (Fulvestrant) Research Progress Clinical trial in 600 healthy, post - menopausal (PM) women Met with FDA twice to propose study design for Eagle’s proprietary new delivery platform informed by clinical trial results FDA accepted Eagle’s proposal; Eagle began pilot study in healthy PM women Based on the results of the pilot study in healthy PM women, a pivotal study will commence in PM ER+ cancer patients Expectation to complete the pivotal study within 12 months after initiation of enrollment 2018 2019 12/9/19 Current Future

New Collaboration with TYME Technologies for Cancer Metabolism - Based Compounds for Pancreatic Cancer, Currently in Late - Stage Trials SM - 88 is a novel investigational agent in two Phase III studies for pancreatic cancer and in a Phase II study for prostate cancer SM - 88 is used with three other drugs: methoxsalen , phenytoin, and sirolimus SM - 88 © 2020 Eagle Pharmaceuticals, Inc. All rights reserved 27 TYME is a biotechnology company focused on exploring novel therapeutic approaches designed to target cancer’s unique metabolism TYME is advancing proprietary Cancer Metabolism - Based Therapies (CMBTs™) for difficult - to - treat cancers

Oral SM - 88 Represents Novel Therapeutic Approach Designed to selectively disrupt protein synthesis in cancer cells with demonstrated tumor responses in 15 cancer types across multiple studies Recently launched the TYME - 88 - PANC pivotal trial to evaluate oral SM - 88 for third - line treatment of patients with metastatic pancreatic cancer In a Phase II study of patients with actively progressing metastatic pancreatic cancer who had failed previous therapy, evaluable patients on SM - 88 demonstrated median overall survival of 6.4 months as of April 25, 2019 SM - 88 was well tolerated with 12% of patients reporting a grade 3/4 adverse event Patients who achieved stable disease or better had a statistically significant ( p value =0.02) improvement in survival with a 92% reduction in risk of death 28 © 2020 Eagle Pharmaceuticals, Inc. All rights reserved

Brain/Glioma Nasal SM - 88 Data From Pivotal Trial Expected in 2021 PROGRAM FORMULATION CANCER INDICATION DEVELOPMENT STAGE PHASE I PHASE II PHASE II/III Pancreatic: 3 rd Line Monotherapy Prostate: Biomarker Recurrent Metastatic Sarcomas* Other Tumor Types Pancreatic: 2 nd Line Monotherapy Pancreatic: 1 st Line Combo w/GA 29 TYME - 88 - Panc Pivotal Part 2: Initiated in 2019 Enrollment Completed Initiated in Q2 - 19 To be disclosed Precision Promise: Initiated in 2019 Precision Promise: Initiated following 2nd Line Oral SM - 88 Injectable SM - 88i Brain/Glioma Intra - tumoral Digestively Compromised Patients Oral • Eagle and TYME have entered into a share purchase agreement (SPA) and a co - promotion agreement for SM - 88 in the U.S. Eagle paid an initial $20 million up front • In addition, Eagle may invest an additional $20 million in TYME upon achievement of certain milestones, $10 million of which would be an additional purchase of equity in TYME. TYME may buy out Eagle’s rights under the co - promotion agreement at any time for $200 million • Under the co - promotion agreement, TYME will be responsible for all development, regulatory, manufacturing and marketing costs associated with SM - 88, as well as 75% of the promotional effort. Eagle will be responsible for 25% of the promotional effort and shall receive 15% of all net sales in the U.S. © 2020 Eagle Pharmaceuticals, Inc. All rights reserved

Highly successful franchise BENDEKA royalty increase: from 25% to 30% on 10/1/19 and then increases by 1 percentage point on each anniversary thereafter until it reaches 32% Established royalty revenue beyond 2025 Long - term cash flow stream 15 Orange Book listed patents through 2031 and unique J - code TREANDA® generics: not expected before December 2022 Reached settlement agreement with Lilly on 12/13/2019 Allows for initial entry of PEMFEXY – a liquid formulation – of approximately three - week supply of current ALIMTA® utilization on Feb. 1, 2022, and a subsequent uncapped entry on April 1, 2022 Based on IMS data, the 500mg ALIMTA® U.S. market is approximately 360,000 vials/ yr (approx. $1b/ yr ) Generic entrants blocked until 05/24/22 FDA granted tentative approval of PEMFEXY on Oct. 27, 2017; anticipate final approval in Q1 2020 Oncology Assets: Building From Our Successes © 2020 Eagle Pharmaceuticals, Inc. All rights reserved 30 Anticipating three new product launches in 2022 (PEMFEXY, EA - 114, & SM - 88)

31 HELPING MEDICINES DO MORE Pushing healthcare forward requires us to propel Medicines to their full potential. We make possible what others consider impossible. Take a look at our product portfolio to see what the right mix of technology and heart can accomplish.

Appendix 32

Reconciliation of GAAP to Adjusted Non-GAAP Net Income and Adjusted Non-GAAP EPS (unaudited)

(in thousands, except share and per share amounts)	Twelve Months Ended December 31, 2018	2017	2016	2015
Net income - GAAP	$ 31,903	$ 51,943	$ 81,453	$ 2,571
Adjustments:				
Cost of product revenues:				
Amortization of acquired intangible assets (1)	895	1,194	746	-
Research and development:				
Share-based compensation expense	4,014	3,942	2,914	1,271
Depreciation	470	74	-	-
Expense of acquired in-process research & development	1,700	1,000	-	-
Severance	466	-	-	-
Selling, general and administrative:				
Share-based compensation expense	15,068	11,487	6,853	2,780
Amortization of acquired intangible assets (2)	1,620	1,620	203	-
Depreciation	685	858	640	112
Debt issuance costs	-	268	-	-
Severance	-	268	-	-
Other:				
Gain on sale of asset (3)	-	-	(1,750)	-
Non-cash interest expense	376	238	8	-
Change in fair value of contingent consideration (4)	(763)	(7,378)	957	-
Asset impairment charge	2,704	7,235	-	-
Restructuring charge	7,911	-	-	-
Legal settlement	-	1,650	-	-
Tax effect of the non-GAAP adjustments (5)	(7,894)	(5,368)	(46,103)	-
Adjusted non-GAAP net income	$ 59,155	$ 69,049	$ 45,921	$ 6,734
Adjusted non-GAAP earnings per share				
Basic	$ 4.01	$ 4.57	$ 2.96	$ 0.44
Diluted	$ 3.87	$ 4.34	$ 2.79	$ 0.41
Weighted number of common shares outstanding:				
Basic	14,768,625	15,102,890	15,533,681	15,250,154
Diluted	15,278,651	15,908,211	16,434,104	16,253,781

EXPLANATION OF ADJUSTMENTS:

1) Amortization of intangible assets for Ryanodex and Docetaxel

2) Amortization of intangible assets for Eagle Biologics

3) Gain on divestiture of diclofenac-misoprostol

4) Changes in the fair value of contingent consideration (Docetaxel and Eagle Biologics)

5) Reflects the estimated tax effect of the pretax adjustments, $3.4 million of tax expense from U.S. tax reform, which is reflected in 2017 and the reversal of a tax valuation allowance in 2016

EAGLE PHARMACEUTICALS
© 2020 Eagle Pharmaceuticals, Inc. All rights reserved
33

Reconciliation of GAAP to Adjusted Non - GAAP EBITDA (unaudited) Twelve Months Ended September 30, Twelve Months Ended December 31, 2019 2018 2017 2016 2015 Net income - GAAP $ 25,898 $ 31,903 $ 51,943 $ 81,453 $ 2,571 Add back: Interest expense (income), net 774 2,579 1,045 (76) (14) Income tax provision 7,976 2,135 21,002 (28,026) 3 Depreciation and amortization 3,451 3,670 3,746 1,589 112 Stock - based compensation 21,385 19,082 15,429 9,768 4,051 Change in fair value of contingent consideration - (763) (7,378) 957 - Debt issuance costs - - 286 - - Asset impairment charge - 2,704 7,235 - - Gain on sale of asset - - - (1,750) - Expense of acquired in - process research & development 500 1,700 1,000 - - Severance - 466 268 - - Restructuring charge 432 7,911 - - - Legal settlement - 1,650 Adjusted Non - GAAP EBITDA $ 60,416 $ 71,387 $ 96,226 $ 63,915 $ 6,723 34 © 2020 Eagle Pharmaceuticals, Inc. All rights reserved (in thousands)